                                                                   EXHIBIT 4.02

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO PUBLISHING OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO A NOMINEE OF DTC, TO DTC, TO A SUCCESSOR TO DTC SELECTED OR APPROVED BY PUBLISHING, OR TO A NOMINEE OF SUCH SUCCESSOR, AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


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                    HOLLINGER INTERNATIONAL PUBLISHING INC.

                              --------------------

                          8-5/8% SENIOR NOTES due 2005

No. 001                                                            $260,000,000
                                                           CUSIP No.  435572AC6

                  HOLLINGER INTERNATIONAL PUBLISHING INC., a Delaware corporation (herein called "Publishing", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $260,000,000 on March 15, 2005, at the office or agency of Publishing referred to below, and to pay interest thereon from March 18, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 15 and September 15 commencing September 15, 1997 at the rate of 8-5/8% per annum, in United States dollars, until the principal hereof is paid or duly provided for.

                  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest not so paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder in whose name such Security is registered as of such Regular Record Date, and may be paid on the Special Payment Date to the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee (and for which notice shall be given to Holders of Securities not less than 10 days prior to such Special Record Date) or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of Publishing maintained for that purpose in the City of New York, or at such other office or agency of Publishing as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of Publishing by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.


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                  Reference is hereby made to the further provisions of this
Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, Publishing has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

Dated:                                       HOLLINGER INTERNATIONAL PUBLISHING
                                             INC.

                                                by

                                                   ----------------------------
                                                   Authorized Signatory

[Seal]

Attest:

------------------------------
         Secretary

TRUSTEE'S CERTIFICATE OF
       AUTHENTICATION

Fleet National Bank, as Trustee,
certifies that this is one of the
Securities referred to in the                                 [Seal]
within-mentioned Indenture
and Board Resolutions.

FLEET NATIONAL BANK,
as Trustee

         Dated:

         by

             -------------------------
              Authorized Signatory

                             [Reverse of Security]

                    HOLLINGER INTERNATIONAL PUBLISHING INC.

                          8-5/8% SENIOR NOTES due 2005

                  This Security is one of a duly authorized issue of a series of Securities of Publishing designated as the 8-5/8% Senior Notes due 2005 (the "Securities"), limited (except as otherwise provided in the Indenture and Board Resolutions referred to below) in aggregate principal amount to $260,000,000, which may be issued under and subject to the terms of (a) a senior indenture (herein called the "Indenture") dated as of March 18, 1997, among Publishing, Hollinger International Inc. ("Hollinger International") and Fleet National Bank, as trustee (together with any successor Trustee under the Indenture, the "Trustee") and (b) resolutions dated as of March 12, 1997 of the Executive Committee of the Board of Directors of Publishing (herein called the "Board Resolutions"), to which Indenture, all indentures supplemental thereto and Resolutions reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, Hollinger International, Publishing and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered.

                  The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness evidenced by this Security and (b) certain covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

                  The Securities are not subject to redemption at the option of Publishing prior to maturity.

                  Upon the occurrence of a Change of Control, each Holder shall have the right to require Publishing to purchase all or a portion of such Holder's Securities in amounts of $1,000 or integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

                  Under certain circumstances, in the event the Net Cash Proceeds that are received by Publishing from any Asset Sale, and that are not applied to repay permanently any Pari Passu Indebtedness then outstanding or invested in properties or assets used in the businesses of Publishing in accordance with the terms of the Indenture exceed $20 million, Publishing will be required to apply such proceeds to the repayment of the Securities and certain Indebtedness ranking pari passu with the Securities.

                  In the case of any purchase of Securities upon a Change of Control or Asset Sale, interest installments whose Stated Maturity is on or prior to the Change of Control Purchase Date or Purchase Date, as the case may be, will be payable to the Holders of record of such Securities as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Securities (or portions thereof) for whose repurchase provision is made in accordance with the Indenture shall cease to bear interest from and after the Change of Control Purchase Date or Purchase Date, as the case may be.

                  In the event of repurchase of this Security in part only, a new Security or Securities for the portion hereof not repurchased shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of Publishing and the rights of the Holders under the Indenture and the Securities at any time with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by Publishing with certain provisions of the Indenture and the Securities and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of Publishing, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed subject to the subordination provisions of the Indenture.

                  As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (c) the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request and (d) the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the holder hereof for the enforcement of payment of the principal of (and premium, if any) or any interest on this Security on or after the respective due dates expressed herein.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of Publishing, upon surrender of this Security for registration of transfer at the office or agency of Publishing maintained for such purpose in the City of New York or at such other office or agency of Publishing as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to Publishing and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but Publishing may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, Publishing, the Trustee and any agent of Publishing or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and none of Publishing, the Trustee nor any agent shall be affected by notice to the contrary.

                  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition (other than pursuant to a lease) of all or substantially all of the properties and assets of Publishing in accordance with the Indenture, subject to the terms and conditions of the Indenture, the successor Person to such transaction shall become the obligor on this Security, and Publishing shall be discharged from all obligations and covenants under this Security and the Indenture.

                  All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                   GUARANTEE OF HOLLINGER INTERNATIONAL INC.

                  For value received, HOLLINGER INTERNATIONAL INC., a Delaware corporation, hereby absolutely, unconditionally and irrevocably guarantees to the holder of this Security and the Trustee, as if Hollinger International were the principal debtor, the punctual payment of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of Publishing under the Indenture or the Securities, to the holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Thirteen of the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Security.

                                                  HOLLINGER INTERNATIONAL INC.

Attest:_________________________                  By___________________________
                                                     Authorized Signatory